Exhibit 2.3

THIRD RESTATED BYLAWS OF
TVPAGE, INC.

January 21, 2020

Offices

1.          The principal office of TVPAGE, INC. (hereinafter referred to as the "Corporation") shall be located at:

6827 Nancy Ridge Drive, San Diego, CA 92121

The Corporation may also have offices at such other places as the Board of Directors (hereinafter sometimes referred to as "Board" or "Directors") shall appoint if the business of the Corporation so requires.

Seal

2.          The seal of the Corporation shall bear the name of the Corporation, the year of its creation, and the words "Corporate Seal."

Stockholders' Meetings

3.          All meetings of the Stockholders shall be held at the principal office of the Corporation in the County of San Diego, unless some other place is designated within the limits provided by law.

4.          A Stockholder may vote in person or by proxy in writing of the Stockholder or by his duly authorized attorney-in-fact, which proxy shall be filed with and verified by the Secretary of the Corporation or the Secretary of the meeting, if the Stockholders entitled to vote at the meeting shall so decide. The proxy shall be dated but need not be sealed, witnessed, or acknowledged. The Board may fix the record date for the determination of Stockholders entitled to vote.

5.          The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person (or by proxy), shall constitute a quorum at all meetings of the Stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present (or represented) at any meeting of the Stockholders, the Stockholders present in person (or represented by proxy) shall have power to adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum shall be present (or represented). At such reconvened meeting at which a quorum shall be present (or represented), any business may be transacted which might have been transacted at the meeting as originally noticed.

6.          Any action required or permitted to be taken at any meeting of Stockholders may be taken without a meeting if: (i) consent in writing setting forth such action is signed by the holders of a majority of the issued and outstanding Common Stock (including Common Stock issuable upon conversion of the Company’s Preferred Stock) voting as a single class; (ii) any of the Stockholders entitled to notice of a meeting, but not to vote at such meeting, have waived in writing any rights which they may have to dissent from such action; and (iii) such consent and/or waiver are filed with the records of the Corporation.

7.          Voting upon all questions at all meetings of the Stockholders shall be by shares of stock, and not per capital, unless otherwise provided in the Articles of Incorporation.

8.          If a quorum is present, the affirmative vote of a majority of the shares of stock (present/represented) at the meeting shall be the act of the Stockholders unless the vote of a greater number of shares of stock is required by law or the Articles of Incorporation.

9.          The vote for the election of Directors and, upon the demand of any Stockholder, the vote upon any question before the meeting shall be by ballot.

Annual Meeting and Order of Business

10.          The first annual meeting of the Stockholders shall be held during the third (3rd) month of the corporate fiscal year or calendar year at the office of the Corporation in the County of San Diego unless a different place is designated by the Board of Directors. At the meeting, the Stockholders shall elect, by a plurality vote by ballot, a Board to serve for the ensuing year and until their successors are elected or chosen. Each Stockholder is entitled to one vote for each share of stock registered in his name on the twentieth (20th) day preceding the election, exclusive of the day of such election.

11.          Written notice of the annual meeting shall be mailed to each Stockholder at his address as the same appears on the stock book of the Corporation, or, if no address is given therein, to the address of such Stockholder last known to the Secretary. Such notice shall be mailed at least ten (10) days prior to the meeting and shall state the place, date, and hour of the meeting.

12.          At all meetings of Stockholders, any Stockholder present and entitled to vote (in person or by proxy) shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

(a)	Organization.

(b)
Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

(c)	Submission by the Secretary (or his delegate, if any shall have been appointed) of a list of Stockholders entitled to vote, in person or by proxy.

(d)	If an annual meeting or a meeting called for that purpose, the reading of unapproved minutes of preceding meetings and action taken thereon.

(e)	Reports.

(f)	If an annual meeting or a meeting called for that purpose, the election of Directors.

(g)	Unfinished business.

(h)	New business.

(i)	Adjournment.

Special Meetings of Stockholders

13.          Special meetings of the Stockholders may be called by the President at his request in writing, or by vote of a majority of the Board of Directors, or may be called by the Secretary upon the written request of the holders of not less than twenty-five percent (25%) of the outstanding voting stock.

14.          Written notice of a special meeting shall be delivered not less than ten (10) and not more than fifty (50) days before the date of such meeting, exclusive of the day of delivery, unless otherwise required by law. Such notice may be delivered, either personally or by mail, to each Stockholder entitled to vote at such meeting. If notice is delivered by mail, it is to be delivered to the Stockholder's address last known to the Secretary. Such notice shall state the place, date, and hour of such meeting and the general nature of the business to be transacted.

First Meeting of the Board After Election

15.          After the election of the Directors, the newly elected Board shall meet at such place and time as shall be fixed by the vote of the Stockholders at the annual meeting for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, if a majority of the whole Board is actually present. The place and time of the first meeting of the Board may, however, be fixed by the written consent of all of the Directors.

16.          At the first meeting after the election, the Board shall elect a President and, at its discretion, one or more Vice- Presidents.

17.          The Board shall also appoint at such meeting a Secretary and a Chief Financial Officer who need not be members of the Board and who shall hold office at the pleasure of the Board but shall not be appointed for a term longer than one (1) year.

18.          All such appointed Officers shall be subject to removal by resolution of the Board at any time, with or without cause, provided that a majority of the whole Board shall vote in favor of such removal.

Regular Meetings of the Board

19.          Regular meetings of the Board of Directors shall be held without notice on the same day and subsequent to the annual meeting of Stockholders at the office of the Corporation.

Special Meetings of the Board

20.          Special meetings of the Board may be called by the President on two (2) days' notice to each Director, such notice to be made either personally or by wire; special meetings may be called in like manner and on like notice on the written request of any Director. With the written consent of a majority of the Directors, a shorter notice may be given.

Quorum at Meetings of the Board

21.          A majority of the Directors shall be necessary at all times to constitute a quorum for the transaction of any business. If a quorum is present, the affirmative vote of a majority of the Directors shall be deemed the act of the Board unless the vote of a greater number of Directors is required by law, the Articles of Incorporation, or these Bylaws.

22.          Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

General Powers of the Board

23.          The Board shall be charged with the control and management of the affairs, business, and properties of the Corporation. In addition to the powers and authorities expressly conferred herein, the Board may exercise all such powers of the Corporation and perform all such lawful acts as are not by statute, or by these Bylaws, directed or required to be exercised or done by the Stockholders. A Director need not be a Stockholder.

24.          The Board may adopt such rules and regulations for the conduct of its meetings as it may deem proper so long as such action is not inconsistent with the laws of the State of California, the Articles of Incorporation, or these Bylaws.

Specific Powers of the Board

25.          Without prejudice to the general powers conferred by the last preceding clause and the other powers conferred by the Articles of Incorporation and these Bylaws, it is hereby expressly declared that the Board shall have the following powers:

First: To adopt and amend rules and regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

Second: To purchase or otherwise acquire for the Corporation any property, rights, or privileges which the Corporation is authorized to acquire, at such price and on such terms and conditions and for such consideration as the Board shall, in its discretion, deem appropriate.

Third: At its discretion, to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures, or other securities of the Corporation.

Fourth: To create, make, and issue mortgages, bonds, deeds of trust, trust agreements, and negotiable or transferrable instruments and securities, secured by mortgage or otherwise, and to perform every other act necessary to effectuate the same.

Fifth: To appoint and, at its discretion, remove or suspend such subordinate Officers, agents, or servants, permanently or temporarily, as it may deem appropriate, and to determine their duties and specify their salaries or emoluments, and to require security in such instances and in such amounts as the Board deems appropriate.

Sixth: To confer upon any appointed Officer of the Corporation, by resolution, the power to choose, remove, or suspend such subordinate Officers, agents, or servants.

Seventh: To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, and documents.

Number and Qualification of Directors

26.          The minimum number of directors shall be two (2) and the maximum shall be five (5). The directors will be determined pursuant to Section 2.1 of the Shareholders Agreement by and among the Corporation and its Stockholders, dated as of April 29, 2015, as amended, restated, or otherwise modified from time to time (the “Shareholders Agreement”). The appointment of a director shall be by written notice to the Corporation at the annual meeting of the Stockholders, and each director appointed shall serve until his/her appointment is withdrawn by the person (or its successor) who has the power to appoint such director pursuant to the Shareholders Agreement, whether by written notice to the Corporation (at any time) or at the next succeeding annual meeting, as the case may be.

27.          Any actions set forth in Paragraph 26 above may also be carried out by the required vote of the relevant Stockholder(s) at any special meeting of the Stockholders, at any time, provided such special meeting is called in accordance with Paragraphs 13 and 14 of these Bylaws.

Compensation of Directors

28.          No Director shall receive any salary or compensation for his services as a Director except as may be approved by the Board.

Officers

29.          The Officers of the Corporation shall be chosen by a majority vote of the Board. The Officers shall be a President, a Secretary, and a Chief Financial Officer. The Board may, in accordance with the procedures described in these Bylaws, appoint such other Officers as are necessary to transact the business of the Corporation. The Board may provide that any two (2) or more offices may be held by the same person.

President

30.          The President shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the Stockholders and Board; shall see that all orders and resolutions of the Board are effectuated; shall execute under the seal of the Corporation all bonds, mortgages, and other contracts requiring a seal; shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix that seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary or Chief Financial Officer.

31.          The President shall have general superintendent and direction of all of the other Officers of the Corporation and shall see that their duties are properly performed.

32.          The President shall submit a report of the operations of the Corporation for the fiscal year to the Directors at their regular meeting, and to the Stockholders at the annual meeting, and from time to time shall report to the members of the Board of Directors all matters within the President's knowledge which the interests of the Corporation may require them to know.

33.          The President shall be ex-officio a member of all standing committees, shall have the general powers and duties of the President of a corporation, and shall perform such other duties as the Board may direct.

Secretary

34.          The Secretary shall keep minutes of all meetings of the Stockholders and Board; shall be ex-officio Secretary of the Board; shall attend all session of the Board, act as clerk thereof, record all votes and the minutes of all proceedings in a book to be kept for that purpose, and perform like duties for standing committees when required; shall give, or cause to be given, notice of all meetings of the Stockholders of the Corporation and of the Board; shall maintain at all times in the principal office of the Corporation at least one (1) copy of the Bylaws with all amendments to date; shall make the Bylaws, the annual statement of the affairs of the Corporation, and any voting trust agreement on file at the office of the Corporation available for inspection by any Officer, Director, or Stockholder during reasonable business hours; and shall perform such other duties as may be prescribed by the Board or the President.

Chief Financial Officer

35.          The Chief Financial Officer shall have custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

36.          The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper voucher for such disbursements, and shall render to the President and the Board, at its regular meetings or when the Board so requires, an account of all transactions conducted as Chief Financial Officer and of the financial condition of the Corporation.

37.          If required by the Board, the Chief Financial Officer shall give the Corporation a bond for the faithful performance of the duties of that office in such sum and with such surety or sureties as shall be satisfactory to the Board. The Chief Financial Officer shall provide for restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under is control belonging to the Corporation.

Other Officers and Substitutes

38.          The Assistant Financial Officer and Assistant Secretaries shall perform such duties as may be assigned to them by the Board or the President. The Board may, at any other time, designate any other person or persons, on behalf of the Corporation, to sign any contracts, deeds, notes, or other instruments in the place or stead of any of the Officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this Corporation as fully as if executed by any regular Officer.

Resignations

39.          Any Director or Officer may resign his office at any time, such resignation to be made in writing and to take effect from the time the same is received by the Corporation, unless some time is specified in the resignation, and then from that date. The acceptance of a resignation shall not be necessary to make it effective.

Vacancies

40.          If the office of any Director becomes vacant for any reason (including an increase in the number of Directors), such vacancy shall be filled pursuant to the terms of Section 2.1 of the Shareholders Agreement. If the office of President, Secretary, or Chief Financial Officer becomes vacant for any reason, the Directors by majority vote, may choose a successor or successors who shall hold office for the unexpired term.

41.          If the entire Board shall become vacant, any Stockholder may call a special meeting pursuant to the procedure contained in paragraphs 13 and 14, and Directors for the unexpired term may be elected at said special meeting in the manner provided for their election at annual meetings.

Compensation of Officers

42.          The salaries and other compensation of all Officers and agents of the Corporation shall be as fixed by the Board.

Indemnification of Officers and Directors

43.          The Corporation shall indemnify every Director or Officer, his heirs, executors, and administrators, against expenses reasonably incurred by him in connection with any action, suit, or proceedings to which he may be made a party by reason of his being, or having been, a Director or Officer of the Corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for gross negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which any other Officer or Director may be entitled.

Dividends

44.          Dividends on the capital stock of the Corporation, when earned, shall be declared at the discretion of the Board.

Waiver of Directors' Annual Statement

45.          The requirement that the Board present an annual report pursuant to Section 1501 of the California Corporations Code is hereby expressly waived.

Certificate of Stock

46.          Certificates of stock shall be signed by two (2) Officers, namely, the President and the Secretary or Assistant Secretary, and shall bear the seal of the Corporation.

Loss of Certificate

47.          Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board may require, and shall give the Corporation a bond of indemnity in a form and with one (1) or more sureties satisfactory to the Board, in at least double the value of such certificate, whereupon the proper Officer may issue a new certificate of the same tenure with the one alleged to be lost or destroyed, but always subject to the approval of the Board.

Transfer

48.          No transfers of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation and until surrender and cancellation of the previously issued certificates for a like number of shares.

Form of Certificates and Procedure

49.          The Board shall have the power and authority to determine the form of stock certificate (except insofar as prescribed by law), and to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of said certificates, and to appoint one (1) or more transfer agents and/or registrars to countersign and register the same.

Record Dates for Dividends and Stockholders' Meetings

50.          The Board may fix a date, not exceeding twenty (20) days preceding (i) the date of any meeting of Stockholders, (ii) any dividend payment date, or (iii) any date for the allotment of rights, during which period the books of the Corporation shall be closed against transfers of stock, and for the determination of the Stockholders entitled to notice of, and to vote at, such meeting, or entitled to receive such dividends or rights, as the case may be. Only Stockholders of record on such date shall be entitled to notice of, and to vote at, such meeting, or to receive such dividends or rights, as the case may be. In the case of a meeting of Stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

Notice

51.          Whenever notice is required by statute or by these Bylaws to be given to the Stockholders, or the Directors, or any Officer of the Corporation, personal notice is not meant unless expressly stated and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box, properly stamped, addressed to each Stockholder, Director, or officer, and such notice shall be deemed to have been given at the time of such mailing, except where notice is required to be given at the time the same is delivered to the telegraph company.

Waiver

52.          Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Voting of Stock in Other Corporations

53.          Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of Stockholders of such other corporations by the President or Chief Financial Officer, or by proxy or proxies appointed by the President or Chief Financial Officer, or otherwise pursuant to authorization hereunto given by a resolution of the Board adopted by a vote of the Directors.

Amendments

54.          Subject to Sections 5.2 and 5.3 of the Shareholders Agreement, the Board of Directors or the Stockholders of the Corporation, by the affirmative vote of a majority of the Board of Directors and/or the Stockholders holding a majority of the issued and outstanding Common Stock of the Corporation (on an as converted basis), as the case may be, may add to, alter, amend repeal, or suspend these Bylaws at any regular or special meeting of the Board or the Stockholders, as the case may be, provided that notice of the proposed alteration or amendment has been given to each Director. Any such action of the Board in adding to, altering, amending, repealing, or suspending these Bylaws shall be reported to the Stockholders at the next annual meeting and may be changed or rescinded by majority vote of all of the stock then outstanding and entitled to vote. In no event shall the Board have any power to amend this Paragraph 54.

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CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1.          That I am the duly elected and acting Secretary of TVPAGE, INC. a California corporation; and

2.          That the foregoing bylaws, comprised of eleven (11) pages, including this page, constitute the bylaws of such corporation as duly adopted by Unanimous Written Consent of the Board of Directors thereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of such corporation on January 21, 2020.

Katie Wilson, Secretary